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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-4, No.333-57102) and related Prospectus of Sybase, Inc. and to the incorporation by reference therein of our report dated January 18, 2001, except for Note Fourteen as to which the date is February 20, 2001, with respect to the consolidated financial statement and schedule of Sybase, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG, LLP


Walnut Creek, California
March 28, 2001